EXHIBIT 10.3

RESTRICTED STOCK AGREEMENT

          RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of December 22, 2008 by and between ‘mktg, inc.’ a Delaware corporation (the “Corporation”), and Charlie Horsey (the “Employee”).

W I T N E S S E T H:

                    WHEREAS, the Board of Directors (the “Board”) and Compensation Committee of the Corporation have determined that it is desirable and in the best interest of the Corporation to grant the Employee shares of restricted stock under the Corporation’s Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and this Agreement as an incentive for the Employee to advance the interests of the Corporation; and

                    WHEREAS, the Employee desires to accept such shares subject to the restrictions and other provisions of this Agreement.

                    NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                    1. Grant. Pursuant to the Plan, and subject to the terms and conditions set forth herein and therein, the Corporation hereby issues to Employee 100,000 shares of Common Stock of the Corporation (the “Shares”). A certificate representing the Shares shall be issued in the name of the Employee and shall be escrowed with the Secretary of the Corporation subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

                    2. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the date hereof, the Employee shall have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Employee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation with respect to any unvested Shares shall be subject to the same restrictions as such unvested Shares under this Agreement.

                    3. Risk of Forfeiture; Vesting. In the event of a Termination of Association (as defined below) of the Employee for any reason prior to December 1, 2013 (the “Time Vested Date”), all unvested Shares granted hereunder shall be forfeited to the Corporation, and the Employee shall have no further interest therein of any kind whatsoever. Subject to the foregoing, the Shares shall vest as follows:

          (i) Performance Vesting. For each calendar year commencing with the year ending December 31, 2009, immediately upon the Corporation’s determination of its Operating Income (as defined below) for such calendar year, as evidenced by the Corporation’s filing of its income statement for the period ended December 31 of such year with the Securities and Exchange Commission, to the extent Operating Income for such year exceeds 120% or more of Base Year Operating Income (as defined below), Employee shall be vested in that number of Shares as set forth below, subject to equitable adjustment in the event of any stock dividend, stock split or combination of shares:

Operating Income as a Percentage of Base Year Operating Income	Number of Shares Vested

Less than 120%	0
120% or greater, but less than 140%	20,000
140% or greater, but less than 160%	40,000
160% or greater, but less than 180%	60,000
180% or greater, but less than 200%	80,000
200% or greater	100,000

          By way of example, if Base Year Operating Income is $3,000,000 and the Corporation generates $3,600,000 of Operating Income for the year ended December 31, 2009, Employee would be vested in 20,000 Shares. If the Corporation generates less than $3,000,000 in the following calendar year, Employee would remain vested in 20,000 Shares. If thereafter the Corporation generates $4,200,000 of Operating Income in a subsequent calendar year, Employee would be vested in an aggregate of 40,000 of the 100,000 Shares subject to this Agreement.

          (ii) Time Vesting. On the Time Vested Date, Employee shall be vested in one hundred percent (100%) of all Shares that have not previously vested.

          (iii) For the purposes of this Section 3, the following terms shall have the meanings set forth below:

          “Acquisition” shall mean any acquisition by the Corporation or any of its subsidiaries of any business or material amount of assets other than in the ordinary course of business, including, without limitation, through a merger or any other business combination.

          “Base Year Operating Income” shall mean the Operating Income of the Corporation for the 12-months ended December 31, 2008, as reflected on the income statements included in the periodic reports filed by the Corporation with the Securities and Exchange Commission, increased or decreased, as applicable, to reflect any Acquisition consummated after January 1, 2008 (including, without limitation, the Corporation’s June 30, 2008 acquisition of the assets of 3 For All Partners, LLC) on a pro form basis consistent with GAAP, as if such Acquisition had occurred on January 1, 2008. Base Year Operating Income shall be adjusted, if necessary, to reflect any restatement of the Corporation’s financial statements in any periodic reports filed by the Corporation with the Securities and Exchange Commission.

“GAAP” means United States generally accepted accounting principles.

          “Operating Income” shall mean, with respect to any calendar year, the operating income of the Corporation with respect to such calendar year, as reflected on the income statements included in the periodic reports filed by the Corporation with the Securities and Exchange Commission, increased or decreased, as applicable, to reflect any Acquisition consummated during such calendar year, on a pro form basis consistent with GAAP, as if such Acquisition had occurred on January 1 of such calendar year.

          “Termination of Association” shall mean the termination of the relationship between the Corporation and the Employee, such that the Employee is no longer an employee of the Corporation. In the event of a forfeiture, the certificates representing the unvested Shares covered by this Agreement shall be canceled.

                    4. Accelerated Vesting.

          (a) Notwithstanding Section 3 above, in the event a Change in Control (as hereinafter defined) occurs and, within 18 months following such Change in Control the Corporation terminates the employment of the Employee for any reason, the Shares, to the extent not then vested, shall thereupon become vested and no longer subject to forfeiture

          (b) In addition, following a Change of Control occurring prior to December 1, 2012, all then unvested Shares shall begin vesting on an annual basis in equal installments over the period from the date of such Change of Control through the Time Vested Date, with the first such installment vesting on the first December 1 following such Change of Control and the final installment of such shares vesting on the Time Vested Date.

          (c) For purposes of this Section 4, “Change in Control” means:

               (i) Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) shall have acquired (by any means) the right (x) through the Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any voting securities of the Corporation or (y) by contract, agreement or similar understanding or (z) any combination of (x) and (y), to elect a majority of the Board; or

               (ii) The consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of its assets (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the then outstanding common stock (“Outstanding Corporation Common Stock”) and of the then outstanding common stock entitled to vote generally in the election of directors (“Outstanding Corporation Voting Securities”) immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (2) individuals who were immediately prior to the effective date of the Corporate Transaction members of the Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction.

                    5. Restrictions on Transfer. The Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Employee, except to the Corporation, until the Shares have become nonforfeitable as provided in Sections 3 and 4 hereof. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Shares. In addition, Employee hereby confirms that Employee has been informed that the Shares are restricted securities under the Securities Act of 1933, as amended (the “Act”), and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Employee further confirms, and represents and warrants to the Corporation, that he is an “accredited investor” under the Act.

                    6. Legend on Shares. Each certificate evidencing Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF DECEMBER 22, 2008, BETWEEN ‘MKTG INC.’ AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ‘MKTG INC.’

          As shares vest in accordance with Sections 3 or 4 above, at the Employee’s request, the foregoing legend shall be removed from the certificates representing such vested Shares and the Secretary of the Corporation shall deliver to the Employee certificates representing such vested Shares free and clear of all restrictions (other than restrictions under the Act and similar State laws).

          In addition, the Shares will be imprinted with the following legend (the “Securities Act Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.

                    7. Withholding. If any Federal, state or local taxes of any kind are required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof), (i) the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Employee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares; and (ii) if payment of the required tax is not made by the Employee, the Corporation may, at its option, redeem and cancel a sufficient number of Shares at their Fair Market Value (as defined in the Plan), to pay any tax required to be withheld.

                    8. No Right to Retention. This Agreement shall not entitle the Employee to any right or claim to be employed or retained by the Corporation or any subsidiary thereof or limit the right of the Corporation or any subsidiary thereof to terminate the Employee’s employment with the Corporation or any subsidiary thereof or to change the terms of such employment.

                    9. Resolution of Disputes. Any controversy, dispute, or difference arising out of or relative to this Agreement or the breach thereof shall be determined by arbitration in New York City before three arbitrators. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who have practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters. A demand for arbitration under this provision shall be made in writing to the other party within sixty (60) days of the date the party demanding arbitration knew or should have known of the event giving rise to the claim, but in no event more than two (2) years after the event giving rise to the claim, or the claim shall be forever barred. The parties agree that judgment upon any award rendered may be entered in any court having jurisdiction thereof as an enforceable judgment or decree.

                    10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Employee, the respective successors or heirs and personal representatives and permitted assigns of the Corporation and the Employee.

                    11. Entire Agreement. This Agreement and the Plan contain the entire agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto. This Agreement cannot be changed or terminated orally.

                    12. Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties), if to the Employee at Employee’s address on the records of the Corporation, and if to the Corporation, to ‘mktg, inc’, 75 Ninth Avenue, New York, New York 10011.

                    13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                    14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                    15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    16. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

‘mktg, inc.’

By:	/s/ Fred Kaseff

Name: Fred Kaseff
Title: Chief Financial Officer

/s/ Charlie Horsey

Charlie Horsey, Employee